Exhibit 10.1

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of July 2 , 2013, and is made by and between PALO ALTO NETWORKS, INC., a Delaware corporation (“Sublessor”), and GIGAMON INC, a Delaware corporation (“Sublessee”).  Sublessor and Sublessee hereby agree as follows:

1.  Recitals: This Sublease is made with reference to the fact that Santa Clara Office Partners LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of October 20, 2010, as amended by that certain Amendment No. 1 to Lease dated as of March __, 2011 [original undated] (the “First Amendment to Master Lease”) and that certain Amendment No. 2 to Lease dated as of the date hereof (as amended, the “Master Lease”), with respect to premises consisting of approximately 105,664 square feet of space located at 3300 Olcott Street, Santa Clara, California (the “Premises”).  A copy of the Master Lease is attached hereto as Exhibit A.

2.  Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises (hereinafter, the “Subleased Premises”).

3.  Term:

A.  Term.  The term (the “Term”) of this Sublease shall be for the period commencing on the later of (i) January 1, 2014 or (ii) the date Sublessor delivers possession of the Subleased Premises professionally cleaned and free of occupancy by Sublessee’s employees and any personal property of Sublessor, other than the Furniture (as defined below) (the “Commencement Date”) and ending on March 31, 2018 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

B.  Early Access.  Sublessor shall permit Sublessee to access the Subleased Premises no later than December 14, 2013 (the “Delivery Date”), for the purpose of installing its furniture, fixtures, voice and data communications systems and any other improvements or equipment necessary for the conduct of Sublessee’s business, subject to Sublessor’s receipt of Master Lessor’s consent to this Sublease and all of the insurance certificates required of Sublessee under this Sublease.  Such occupancy (i) shall be subject to all of the applicable provisions of this Sublease, specifically excluding the obligation to pay Rent (as defined below) but including the obligation to pay utilities; and (ii) shall not advance the Expiration Date of this Sublease.  Sublessor and Sublessee acknowledge that, during Sublessee’s early access period prior to the Commencement Date, Sublessor’s employees and contractors may have access to the Subleased Premises for purposes of causing them to be professionally cleaned and in the required delivery condition.  Sublessor and Sublessee shall cooperate with each other during such early access period to minimize interference with each party’s activities.

C.  No Option to Extend.  The parties hereby acknowledge that the expiration date of the Master Lease is March 31, 2018 and that Sublessee has no option to extend the Term of this Sublease.  Sublessor shall use its best efforts to request Master Landlord grant Sublessee an option to renew.  Provided that this Sublease has not been terminated due to a default by Sublessee, Sublessor waives any right it may have to extend the term of the Master Lease, including, without limitation, Sublessor’s extension option rights under Article 15 of the Master Lease.

4.  Rent:

A. Base Rent.  The monthly base rent schedule (“Base Rent”) shall be as follows:

Months	Rate / sf	Base Rent
1-6	$2.23	$0.00
7-12	$2.23	$235,630.72
13-24	$2.30	$243,027.20
25-36	$2.37	$250,423.68
37-48	$2.44	$257,820.16
49-51	$2.51	$265,216.64

Notwithstanding the foregoing, Sublessor hereby agrees to provide Sublessee with an additional credit against Base Rent in the amount of $528,320 ($5.00 per rentable square foot of the Subleased Premises), which shall automatically be applied against Base Rent first due commencing on the first day of the seventh (7th) month of the Term, until such credit is exhausted.  Base Rent and Additional Rent, as defined below, shall be paid on or before the first (1st) day of each month.  Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month.  Base Rent and Additional Rent shall be payable without notice or demand and, except as otherwise provided in this Sublease, without any deduction, offset, or abatement, in lawful money of the United States of America.  Rent shall be paid directly to Sublessor at 4401 Great America Parkway, Santa Clara, CA 95054, Attention: Corporate Controller or such other address as may be designated in writing by Sublessor.  Upon execution hereof by Sublessee and Sublessor, Sublessee shall pay to Sublessor the sum of Two Hundred Thirty-Five Thousand Six Hundred Thirty and 72/100 Dollars ($235,630.72), which shall be applied as a credit against the first installment(s) of Base Rent due under this Sublease.

B.  Additional Rent.  All monies other than Base Rent required to be paid by Sublessor under the Master Lease, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Property Operating Expenses” (as defined in Section 3.2 of the Master Lease, as incorporated herein) and payment of any business property taxes on the Furniture (defined below) with respect to the Term, shall be paid by Sublessee hereunder as and when such amounts are due hereunder.  All such amounts shall be deemed additional rent (“Additional Rent”).  Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”.  Notwithstanding anything to the contrary contained in this Sublease, (i) Sublessee shall not be required to pay any Rent that is due as a result of any default by Sublessor (through no fault of Sublessee) of any of Sublessor’s obligations under the Master Lease and (ii) in no event shall Sublessee be liable or responsible to Sublessor for any costs, claims, demands or liabilities to the extent arising from (a) any default by Sublessor in the performance of its obligations under Section 4.11 of the Master Lease prior to the Commencement Date or (b) any Hazardous Materials that were first introduced to the Premises or Property prior to the Commencement Date through no fault of Sublessee or any of its agents, contractors, employees or invitees.

5.  Late Charge: If Sublessee fails to pay to Sublessor any amount due hereunder within five (5) days after the due date, Sublessee shall pay Sublessor upon demand a late charge equal to five percent (5%) of the delinquent amount accruing from the due date.  In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate identified in Section 3.4 of the Master Lease, as incorporated herein (the “Interest Rate”), from the due date to and including the date of the payment.  The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment.  Sublessor’s acceptance of any interest or late charge shall not waive Sublessee’s default in failing to pay the delinquent amount.  Notwithstanding the foregoing, no late charge or interest shall be due on the first (and only the first) late payment of Rent by Sublessee during any twelve (12) month period during the Term unless Sublessee fails to make such payment to Sublessor within five (5) days after Sublessee’s receipt of a written notice of delinquency from Sublessor.

6.  Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Two Hundred Eighty-One Thousand Sixty-Six and 24/100 Dollars ($281,066.24) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease.  The Security Deposit shall be held in accordance with the terms of Section 3.7 of the Master Lease, as incorporated herein.

7.  Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is March 31, 2018 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease.  In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with Paragraph 19 hereof, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 13.2 of the Master Lease.

8.  Delivery and Acceptance:

A.  No later than the Delivery Date, Sublessor shall deliver possession of the Subleased Premises to Sublessee in their current configuration free of any employees of or personal property of Sublessor other than the Furniture (as defined below), and, Sublessor shall cause the Subleased Premises to be professionally cleaned no later than the Commencement Date.  If Sublessor fails to deliver possession of the Subleased Premises to Sublessee for early access in the required condition on or before the Delivery Date or fails to cause the Commencement Date to occur by January 1, 2014 for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that (i) in such event, Sublessee shall receive one (1) day of free Rent for each day after (y) the Delivery Date until Sublessor delivers possession of the Subleased Premises in the condition required on the Delivery Date and (z) January 1, 2014 until the Commencement Date occurs, with such “free Rent” not to exceed in the aggregate forty-five (45) days.  In addition, if the Commencement Date does not occur by February 28, 2014, then Sublessee may terminate this Sublease by delivery of written notice to Sublessor of such termination not later than March 10, 2014, whereupon this Sublease shall terminate (unless possession is delivered prior to Sublessor’s receipt of such termination notice) and Sublessor shall promptly refund to Sublessee the Security Deposit and prepaid Base Rent paid by Sublessee to Sublessor under this Sublease.

B.  Notwithstanding the foregoing, Sublessor represents and warrants, to Sublessor’s actual knowledge, that the Subleased Premises will be delivered in watertight condition in their current configuration, in compliance with applicable law and with all operating systems serving the Subleased Premises in good operating condition and repair.  Except to the extent caused by the acts or omissions of Sublessee or its agents, employees, or contractors or by any alterations or improvements by Sublessee, if Sublessee delivers to Sublessor written notice specifying a breach of the foregoing responsibilities within sixty (60) days after the Commencement Date, Sublessor shall be responsible for repairing or correcting the same; provided, however, that with respect to repairs that are the obligation of Master Lessor under the Master Lease, Sublessor’s obligations with respect to such repairs shall be limited as set forth in Paragraph 28 below.  If Sublessor fails to perform its obligations under this Paragraph 8.B, then, Sublessee shall have the right to perform such obligations to the extent provided in Paragraph 27 below, but subject to the notice and cure periods set forth therein.

9.  Repairs: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, except as otherwise expressly provided in this Sublease, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as expressly provided in this Sublease.  Except as otherwise provided in Paragraph 8 above, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990).  Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

10.  Indemnity: Except to the extent caused by the negligence or willful misconduct of, or any violation of law (through no fault of Sublessee) by, Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees) (“Claims”), to the extent caused by or arising in connection with: (i) the use or occupancy of the Subleased Premises by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee’s obligations under this Sublease or the provisions of the Master Lease that have been incorporated into this Sublease as obligations of Sublessee.  Sublessee’s indemnification of Sublessor shall survive termination of this Sublease.  In addition, Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, protect and hold Sublessee harmless from and against any and all Claims to the extent caused by or arising in connection with the use or release of Hazardous Materials by Sublessor or its agents, employees and contractors at the Subleased Premises in violation of applicable environmental laws.

11.  Right to Cure Defaults: If Sublessee fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act.  All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

12.  Assignment and Subletting.  Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor (which consent shall be conditioned upon the receipt of Master Lessor’s consent, but otherwise, Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed) and Master Lessor to the extent required under the Master Lease.  Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease.  Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides.  Any Transfer shall be subject to the terms of Article 7 of the Master Lease.  Notwithstanding the foregoing, as between Sublessor and Sublessee only (and without limiting the rights of Master Lessor under the Sublease or Sublessee’s obligations abide by the provisions and restrictions of Article 7 of the Master Lease, including, without limitation, the obligation to contain the consent of Master Lessor to the extent provided in the Master Lease), Sublessor agrees that: (i) none of the following shall constitute a Transfer: any change in the controlling ownership interest of the entity that constitutes Sublessee which results from any of the following: (a) the infusion of additional equity capital in Sublessee or an initial public offering of equity securities of Sublessee under the Securities Act of 1933, as amended, which results in Sublessee’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System (a “National Exchange”); or (b) any transfer or sale of the stock or other ownership interest in Sublessee (1) to the spouse(s) and/or children of a shareholder of Sublessee, (2) to any trust, the beneficiary(ies) of which are family members of a shareholder of Sublessee, (3) by reason of bequest or inheritance, or (4) in connection with the issuance of warrants or stock options to purchase Sublessee’s stock, and the exercise of any purchase rights under any such warrants or stock options; provided, that any such issuance or exercise does not result in a change in the controlling percentage (as defined in the Master Lease) of the stock or other equity interests of Sublessee; and (ii) Sublessee may assign this Sublease or sublet the Subleased Premises, without any “recapture right” by Sublessor and without any obligation to pay to Sublessor “assignment consideration” or “excess rentals” (as such terms are defined in the Master Lease) to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Sublessee, or (ii) resulting from a merger, non-bankruptcy reorganization or consolidation with Sublessee or acquiring substantially all of the assets and/or substantially all of the stock of Sublessee; provided that (w) any such entity shall assume the obligations and liabilities of Sublessee under this Sublease (or such of such obligations and liabilities as are to be performed by the sublessee under the terms of the applicable sublease in the event of a sublease), and no such assignment or sublease shall in any manner release Sublessee from its primary liability under this Sublease, (x) any such entity has a net worth at the time of such assignment or sublease that is sufficient to undertake the financial obligations under this Sublease and at least equal to that of Sublessee immediately before the merger, acquisition or other transaction, (y) Sublessee provides Sublessor with at least ten (10) days prior written notice of such transaction (or within ten [10] days after such transaction if Sublessee is prevented by law or any bona fide confidentiality agreement from providing prior notice to Sublessor) together with such information reasonably required by Sublessor that establishes that the underlying transaction complies with the provisions of this sentence and (z) Sublessee is not in monetary or material non-monetary default under the Sublease beyond applicable notice and cure periods at the time of the proposed Transfer.

13.  Use: Sublessee may use the Subleased Premises only for the uses identified in Article 4 of the Master Lease.  Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Master Lessor under the Master Lease.

14.  Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease.  In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion (but only so long as (i) any such termination does not result in a breach of Sublessor’s obligations under this Sublease and (ii) any assignment does not result in a termination of this Sublease due to the exercise of any recapture right by Master Lessor under the Master Lease), Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder first accruing after the date of such transfer, provided that the transferee has assumed and agreed in writing and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder.  Sublessor shall transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

15.  Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor (which consent shall not be unreasonably withheld, conditioned or delayed) in accordance with this Sublease.  Notwithstanding the foregoing, Sublessor conceptually approves Sublessee’s construction of the improvements to the Subleased Premises described on Exhibit E attached hereto and made a part hereof, provided that such improvements are constructed in accordance with Article 6 of the Master Lease.  The foregoing approval by Sublessor does not waive any obligation of Sublessee to obtain Master Lessor consent to such improvements or constitute a waiver of Sublessor’s remaining rights with respect to the review and approval of such improvements, such as approval over plans and specifications and determination of restoration obligations.

16.  Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Sublease, Sublessor and Sublessee hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy actually carried or required to be carried by any such parties under this Sublease or the Master Lease.  Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy.  Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent (except if and to the extent Sublessor is allowed a proportionate abatement of Rent under the Master Lease) for any: (i) failure or interruption of any utility system or service; (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease; or (iii) penetration of water into or onto any portion of the Subleased Premises.  The obligations of Sublessor and Sublessee under this Sublease shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of either business entity.

17.  Insurance: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Section 9.1 of the Master Lease.  Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy.

18.  Default; Remedies: Sublessee shall be in material default of its obligations under this Sublease upon the occurrence of any of the “Events of Default” set forth in Section 12.1 of the Master Lease, as incorporated herein.  In the event of any Event of Default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 12.2 of the Master Lease and by applicable law.  Sublessor may resort to its remedies cumulatively or in the alternative.

19.  Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition existing upon the delivery of possession of the Subleased Premises to Sublessee, free of hazardous materials caused by Sublessee and in the condition required by Section 2.6 the Master Lease (provided, however, that Sublessee shall not be required to remove or restore any alterations or improvements to the Premises made by or on behalf of Sublessor other than the basketball court installed by Sublessor in the parking area, but only if and to the extent such removal is required by Master Lessor under the Second Amendment to Master Lease), reasonable wear and tear, any alterations or improvements to the Subleased Premises made and paid for by Sublessee during the Term that Master Lessor agrees may be surrendered at the expiration of the Term, and damage caused by casualty or condemnation excepted.  If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.  Notwithstanding the foregoing, if Sublessee has entered into a direct lease with Master Lessor (including, without limitation, pursuant to the exercise of Sublessee’s rights pursuant to Section 19 of the Master Lessor Consent (as defined below)) commencing concurrently with the expiration of the Term of this Sublease, Sublessee’s obligations to surrender possession of the Subleased Premises in the condition required under this Sublease on the Expiration Date shall be excused.

20.  Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Cresa, representing both Sublessor and Sublessee, in connection with this transaction.  Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.  Sublessee shall not be obligated to pay any brokerage commission due to Cresa arising out of this transaction.

21.  Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease.  All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid).  Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above.  All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

22.  Other Sublease Terms:

A   Incorporation By Reference.  Except as otherwise provided in or modified by this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease” and each reference to “Base Monthly Rent” or “Rent” in such incorporated sections (other than Section 13.2 of the Master Lease) shall be deemed a reference to the Base Rent and Rent payable under this Sublease; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (provided Sublessee agrees to pay Sublessor for all reasonable out-of-pocket costs incurred by Sublessor in connection therewith) to obtain Master Lessor’s performance as provided in Paragraph 28 of this Sublease; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have one (1) fewer day to perform all monetary obligations, and three (3) fewer days to perform non-monetary obligations; provided, however, that with respect to any non-monetary obligations that are required to be performed by Sublessor under the Master Lease in seven (7) days or less, if any, Sublessee shall have two (2) fewer day to perform such obligation, but in no event shall Sublessee shall have less than one (1) day to perform a monetary or non-monetary obligation under this Sublease; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor (but Sublessor shall not exercise any such rights as long as Sublessee is not in default of any of its obligations under this Sublease); (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor, but such indemnification obligations shall only apply to the extent of matters arising during the Term of this Sublease); (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor, except as otherwise provided in this Sublease or as required by Master Lessor pursuant to its rights under the Master Lease or the Master Lessor Consent (defined below); (xi) with respect to any approval or consent sought by Sublessee under this Sublease, Sublessee shall pay all consent and review fees set forth in the Master Lease to both Master Lessor and Sublessor (it being understood that Sublessor, not Sublessee, shall be obligated to pay any consent or review fees payable to Master Lessor with respect to Master Lessor’s consent to this Sublease; (xii) fifty percent (50%) of all “excess rentals” under subleases and assignments, after payment of all such “excess rentals” due to Master Lessor under the Master Lease, shall be paid to Sublessor and (xiii) Sublessor shall not require Sublessee to provide financial statements pursuant to the Sections 7.2 and 13.7 of the Master Lease, as incorporated herein, if Sublessee is listed on a National Exchange.

Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein: Article 1 (except for the following definitions: “Tenant’s Required Liability Coverage,” “Property,” “Building,” “Outside Areas,” “Parking,” “Leased Premises,” “Tenant’s Expense Share,” and “Permitted Use,”), Sections 2.1, 2.3, 2.4, 2.5, 3.1, 3.6, 13.3 (first sentence only), 13.10, 14.1 (final clause of last sentence only), 14.2, Article 15, Exhibit B, the First Amendment to Master Lease and the Second Amendment to Master Lease; and (b) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 3.2, 3.3, 4.4, 4.5 (last two sentences only), 4.6, 4.8, 4.10, 4.11(e), 4.12, 4.13, 5.1, 5.2, 5.4, 6.1 (second and third sentences only), 6.2 (excluding the second sentence), 6.3, 7.2 (4th sentence only), 7.3 (recapture right and joint marketing right only), 9.2, Article 10, Article 11, Sections 12.4 (the entire first sentence and clause (ii) of the second sentence only), 13.5, 13.8, 13.12, 16(b), Exhibit C, and Exhibit D.

B.  Performance of Obligations.  This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder.  Sublessee hereby expressly agrees: (i) to comply with all provisions of the Master Lease with respect to the Term to the extent incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Term of this Sublease which are incorporated hereunder.  Sublessee’s obligations shall not include (and Sublessor’s obligations under this Sublease shall include) the obligations of Sublessor under the Master Lease that Sublessee has not expressly agreed to perform under this Sublease (collectively referred to herein as “Sublessor’s Remaining Obligations”).  Sublessor shall not agree to amend or modify the Master Lease in any way so as to materially or adversely affect Sublessee or its interest thereunder, increase Sublessee’s obligations thereunder or materially restrict Sublessee’s rights thereunder, without the prior written approval of Sublessee, which may be withheld in Sublessee’s reasonable discretion.  Sublessor shall not voluntarily terminate the Master Lease during the term of this Sublease for any reason (including, without limitation, any damage to or destruction of the Subleased Premises caused by a casualty pursuant to Section 10.4 of the Master Lease (except as provided in Paragraph 22.C below) or eminent domain action pursuant to Section 11.1 of the Master Lease) without Sublessee’s prior written approval unless Master Lessor agrees to continue Sublessee’s occupancy of the Subleased Premises for the remainder of the Term on the same terms and conditions of this Sublease.  In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee, unless such termination is occasioned by (i) an Event of Default by Sublessor as the tenant under the Master Lease not arising out of any default or breach of Sublessee hereunder, or (ii) a breach of Sublessor’s obligations under this Sublease, including, without limitation, Sublessor’s obligations under the preceding sentence of this Paragraph, which termination in either case shall constitute a default by Sublessor hereunder unless Master Lessor agrees to continue Sublessee’s occupancy of the Subleased Premises for the remainder of the Term on the same terms and conditions of this Sublease.  In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.  In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

C.  Damage & Destruction.  Notwithstanding the foregoing or the terms of the Master Lease, Sublessor and Sublessee agree that, if the Subleased Premises are damaged or destroyed by casualty, (i) Sublessor shall have no obligation whatsoever to repair the damage other than its obligation hereunder to use reasonable efforts to cause Master Lessor to perform its obligations under the Master Lease, (ii) Sublessor will not terminate this Sublease or, unless Sublessee terminates this Sublease as a result of such casualty, the Master Lease as a consequence of such destruction, (iii) Sublessee shall have the right to terminate this Sublease to the extent, but only to the same extent that Sublessor has a right to terminate the Master Lease as a consequence of such destruction and (iv) if Sublessee desires to exercise its right to terminate this Sublease, it shall provide Sublessor with written notice of its exercise of any such election within not less than four (4) days after Sublessee’s receipt from Sublessor of a copy of the written opinion of Landlord’s architect or construction consultant required under Section 10.4 of the Master Lease regarding the time it will take to complete the restoration work caused by a casualty, and, Sublessee’s failure to provide such notice in such four (4) day period shall constitute a waiver of its right to terminate this Sublease in connection with such casualty.

23.  Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon each of the following (i) the written consent of Master Lessor in the form attached hereto as Exhibit C the “Master Lessor Consent”) or such other form as may be acceptable to Sublessor and Sublessee, (ii) the execution and delivery of the Second Amendment to Master Lease in the form attached hereto as Exhibit D (the “Second Amendment to Master Lease”) and (iii) the consent of the Master Landlord’s lender to the Second Amendment to Master Lease.  If all of the foregoing conditions are not satisfied within thirty (30) days after execution of this Sublease by Sublessor and Sublessee, then Sublessor or Sublessee may terminate this Sublease by giving the other party ten (10) days’ prior written notice thereof, in which case this Sublease shall terminate on the day following the last day of the ten (10)-day notice period (unless all such conditions are satisfied during such ten (10)-day period), whereupon Sublessor shall promptly return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.  Sublessor shall use reasonable efforts to obtain Master Lessor’s execution and delivery of the Master Lessor Consent and the Second Amendment to Master Lease as soon as reasonably practicable.

24.  Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

25.  Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, Master Lessor has certain termination and recapture rights, including, without limitation, in

Section 7.3, 10.3, 11.2, and 12.2.  Nothing herein shall prohibit Master Lessor from exercising any such rights and Master Lessor shall not have any liability to Sublessee as a result thereof.  In the event Master Lessor exercises any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor unless such termination is occasioned by an Event of Default by Sublessor as the tenant under the Master Lease not arising out of any default or breach of Sublessee hereunder, which termination shall constitute a default by Sublessor hereunder unless Master Lessor agrees to continue Sublessee’s occupancy of the Subleased Premises for the remainder of the Term on the same terms and conditions of this Sublease.

26.  Signage; Parking.  Subject to Master Lessor’s consent and Sublessee’s compliance with all applicable provisions of the Master Lease, including Section 4.6, Sublessee, at Sublessee’s sole cost and expense, shall have any rights to install signage that are granted to Sublessor under the Master Lease.  Sublessee shall have all of Sublessor’s parking rights under the Master Lease, at no additional charge to Sublessee, except as provided in Section 4.5 of the Master Lease, as incorporated herein.

27.  Quiet Enjoyment Right to Cure.

A.  Sublessee shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all Rent and performs all of Sublessee’s covenants and agreements contained therein.  In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor’s Remaining Obligations under the Master Lease or fails to perform Sublessor’s stated obligations under this Sublease to enforce, for Sublessee’s benefit, Master Lessor’s obligations under the Master Lease, then Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within twenty (20) days thereafter (except that if such default cannot be cured within said twenty (20)-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such twenty (20)-day period and proceeds diligently thereafter to effect such cure as soon as reasonably possible), then in addition, Sublessee shall be entitled, at Sublessee’s option, to cure such default and promptly collect from Sublessor Sublessee’s reasonable out-of-pocket expenses in so doing (including, without limitation, reasonable attorneys’ fees and court costs).  Sublessee shall not be required, however, to wait the entire cure period described herein if (i) Sublessor’s default poses a material and imminent risk to the health or safety of persons, or (ii) earlier action is required to comply with any applicable governmental law, regulation or order.  Sublessor shall reimburse Sublessee for the reasonable out of pocket costs incurred by Sublessee in accordance with the terms of this Paragraph 27 (the “Reimbursement Amount”) within thirty (30) days after Sublessee’s submission to Sublessor of Sublessee’s bill therefor, which bill shall be accompanied by receipted, itemized invoices (with reasonable supporting documentation) for the material or services reflected in the bill.  In the event Sublessor fails to pay all or any portion of the Reimbursement Amount due Sublessee under this Paragraph 27 within thirty (30) days after receipt of Sublessee’s bill therefore, interest shall accrue on such delinquent amount at the Interest Rate until such delinquent amount has been paid or fully offset (as provided herein below), and Sublessee may with ten (10) business days prior notice to Sublessor that it has elected to do so, offset such delinquent amount against the monthly Base Rent due from Sublessee.  Notwithstanding the foregoing, if Sublessor delivers to Sublessee a good faith written objection notice within five (5) business days after receipt of Sublessee’s notice of intent to offset, setting forth with reasonable particularity Sublessor’s reasons for its claim that Sublessor is not required to pay Sublessee all or any specified portion of the Reimbursement Amount, then Sublessee shall not be entitled to offset the disputed portion of the Reimbursement Amount, but Sublessee may institute arbitration proceedings against Sublessor pursuant to Paragraph 27.A below to collect such amount; provided, however, that in the event Sublessee is prevented from instituting an arbitration proceeding because of the existence of the automatic stay under applicable bankruptcy law, Sublessor shall bring a motion to modify the automatic stay to allow Sublessor to arbitrate Sublessee’s entitlement to, and the amount of the offset to which Sublessee is entitled, if any, within ten (10) business days after Sublessor’s receipt of demand from Sublessee that Sublessor do so, and if Sublessor shall fail to bring such motion within said ten (10) business day period, then notwithstanding the provisions of this sentence to the contrary, Sublessee shall have the right to proceed to offset the disputed amount against monthly Base Rent due from Sublessee as provided in the immediately preceding sentence of this Paragraph 27.

B.  All claims or disputes between Sublessor and Sublessee relating to Sublessee’s offset rights under Paragraph 27.A shall be resolved by expedited arbitration before one (1) arbitrator.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedure, modified as follows: (i) the total time from date of demand for arbitration to final award shall not exceed forty-five (45) days; (ii) all notices may be by telephone or other electronic communication with later confirmation in writing; (iii) the time, date, and place of the hearing shall be set by the arbitrator in his or her sole discretion, provided that there shall be at least 10 business days prior notice of the hearing; (iv) there shall be no discovery except by order of the arbitrator; and (v) the arbitrator shall issue his or her award within ten (10) business days after the close of the hearing.  The arbitration shall be held in the county in which the Premises are located.  The decision of the arbitrator shall be final and binding on the parties and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.  The fees and expenses of the arbitrator shall be paid half by Sublessor and half by Sublessee unless the arbitrator decides otherwise in its decision.

28.  Sublessor’s Obligation, Sublessee’s Rights.  To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Subleased Premises or the Building is the responsibility of Master Lessor under the Master Lease (collectively “Master Lessor Obligations”), upon Sublessee’s request, Sublessor shall make reasonable efforts to cause Master Lessor to perform such Master Lessor Obligations, and Sublessee shall (i) reimburse Sublessor on demand for any and all reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred by Sublessor in connection therewith, and (ii) indemnify, defend and hold harmless Sublessor from and against any and all losses, costs, liabilities, claims, counterclaims, reasonable out-of-pocket expenses and costs (including reasonable attorneys’ fees and costs) arising out of such efforts, except to the extent due to the Sublessor’s negligence or willful misconduct.  Such reasonable efforts shall include, without limitation: (i) upon Sublessee’s written request, immediately notifying Master Lessor of its non-performance under the Master Lease, and requesting that Master Lessor perform its obligations under the Master Lease; and (ii) if Sublessor fails to commence appropriate legal action following a default by Master Lessor, permitting Sublessee to commence a lawsuit or other action in Sublessor’s name to obtain the performance required from Master Lessor under the Master Lease; provided, however, that if Sublessee commences a lawsuit or other action, Sublessee shall pay all reasonable out-of-pocket costs and expenses incurred in connection therewith, and Sublessee shall indemnify, defend and hold Sublessor harmless from all reasonable costs and expenses incurred by Sublessor in connection therewith, except to the extent due to the Sublessor’s negligence or willful misconduct.  Except to the extent Sublessor breaches its obligations under this Sublease, in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor should fail to perform the Master Lessor Obligations, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease.  It is expressly understood that any indemnities (except as provided in Paragraph 22.A above), warranties, services or repairs to be given or performed by “Landlord” pursuant to the terms of the Master Lease which are incorporated herein by reference are required to be furnished by Master Lessor and not by Sublessor.  Sublessor shall not be liable for any repair or restoration following casualty or destruction required to the Subleased Premises, other than its obligation hereunder to use reasonable efforts to cause Master Lessor to perform its obligations under the Master Lease.  Except as otherwise expressly provided in this Sublease, Sublessor shall have no obligations to Sublessee with respect to performance of the Master Lessor Obligations.

29.  Sublessor’s Representations.  Sublessor represents and warrants to Sublessee that: (i) the Master Lease is in full force and effect, and to Sublessor’s knowledge there exists under the Master Lease no default or event of default by either Master Lessor or Sublessor, nor, to Sublessor’s knowledge, has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default, (ii) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof, (iii) to Sublessor’s knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor that could, in the aggregate, materially adversely affect the Subleased Premises or any part thereof, or the ability of Sublessor to perform its obligations under this Sublease or the Master Lease and (iv) to Sublessor’s knowledge, Sublessor has not made any alterations to the Subleased Premises (excluding wiring and cabling) that could be required to be removed at the expiration of the term of the Master Lease other than the basketball court installed by Sublessor in the parking area, but only if and to the extent such removal is required by

Master Lessor under the Second Amendment to Master Lease).  As used herein, the phrase “to Sublessor’s knowledge” shall be deemed to refer to facts within the actual knowledge only of John Ewert, Sublessor’s Vice President, Finance, as of the date of this Sublease, and no others, without duty of inquiry whatsoever.

30.  Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the office furnishings within the Subleased Premises which are identified on Exhibit B attached hereto (the “Furniture”) at no additional cost to Sublessee.  The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever, except that Sublessor represents and warrants to Sublessee that Sublessor holds legal title to the Furniture free of all liens and other encumbrances and has the right to convey legal title to the Furniture to Sublessee.  Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein.  Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term.  Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted.  Sublessee shall not remove any of the Furniture from the Subleased Premises.  Notwithstanding the foregoing, provided Sublessee is not then in default under this Sublease beyond applicable notice and cure periods and (ii) this Sublease has not terminated prior to the Expiration Date due to a default by Sublessee, which conditions may be waived by Sublessor in its sole discretion, then upon the termination of this Sublease, Sublessee shall have the option to purchase the Furniture from Sublessor for a price of One Dollar ($1.00), and, if Sublessee properly exercises such option, Sublessor shall provide a bill of sale in a commercially reasonable form for such Furniture promptly upon request by Sublessee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:		SUBLESSOR:

GIGAMON INC. a Delaware corporation		PALO ALTO NETWORKS, INC. a Delaware corporation

By:	/s/ Paul Hooper	By:	/s/ Jeffrey True
Name:	Paul Hooper	Name:	Jeff True
Its:	CEO	Its:	Vice President & General Counsel

Address:		Address:

Prior to the Commencement Date:		Prior to the Commencement Date:
GIGAMON INC.		PALO ALTO NETWORKS, INC.
598 Gibraltar Drive		3300 Olcott Street
Milpitas, CA 95035		Santa Clara, CA 95054
Attn: General Counsel		Attn: General Counsel

After the Commencement Date:		After the Commencement Date:
GIGAMON INC.		PALO ALTO NETWORKS, INC.
3300 Olcott Street		4401 Great America Parkway
Santa Clara, CA 95054		Santa Clara, CA 95054
Attn: General Counsel		Attn: General Counsel

EXHIBIT A

MASTER LEASE

LEASE

BY AND BETWEEN

SANTA CLARA OFFICE PARTNERS LLC,

a Delaware limited liability company

as Landlord

and

PALO ALTO NETWORKS, INC.
a Delaware corporation

as Tenant

October __, 2010

For Premises Located at:

3300 Olcott Street

Santa Clara, California

5.1		Repair And Maintenance	30
	(a)	Tenant’s Obligations	30
	(b)	Landlord’s Obligation	31
5.2		Utilities	31
5.3		Security	31
5.4		Energy And Resource Consumption	31
5.5		Limitation Of Landlord’s Liability	31
Article 6 ALTERATIONS AND IMPROVEMENTS			32
6.1		By Tenant	32
6.2		Ownership Of Improvements	32
6.3		Alterations Required By Law	33
6.4		Liens	33
Article 7 ASSIGNMENT AND SUBLETTING BY TENANT			33
7.1		By Tenant	33
7.2		Merger, Reorganization, or Sale of Assets	34
7.3		Landlord’s Election	35
7.4		Conditions To Landlord’s Consent	35
7.5		Assignment Consideration And Excess Rentals Defined	36
7.6		Payments	36
7.7		Good Faith	37
7.8		Effect Of Landlord’s Consent	37
Article 8 LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY			37
8.1		Limitation On Landlord’s Liability And Release	37
8.2		Tenant’s Indemnification Of Landlord	38
8.3		Landlord’s Indemnification Of Tenant	38
Article 9 INSURANCE			38
9.1		Tenant’s Insurance	38
9.2		Landlord’s Insurance	40
9.3		Mutual Waiver Of Subrogation	40
Article 10 DAMAGE TO LEASED PREMISES			41
10.1		Landlord’s Duty To Restore	41
10.2		Insurance Proceeds	41
10.3		Landlord’s Right To Terminate	41
10.4		Tenant’s Right To Terminate	41
10.5		Tenant’s Waiver	42
10.6		Abatement Of Rent	42

Article 11 CONDEMNATION			42
11.1		Tenant’s Right To Terminate	42
11.2		Landlord’s Right To Terminate	42
11.3		Restoration	42
11.4		Temporary Taking	43
11.5		Division Of Condemnation Award	43
11.6		Abatement Of Rent	43
11.7		Taking Defined	43
Article 12 DEFAULT AND REMEDIES			43
12.1		Events Of Tenant’s Default	43
12.2		Landlord’s Remedies	44
12.3		Landlord’s Default And Tenant’s Remedies	46
12.4		Limitation Of Tenant’s Recourse	46
12.5		Tenant’s Waiver	47
Article 13 GENERAL PROVISIONS			47
13.1		Taxes On Tenant’s Property	47
13.2		Holding Over	47
13.3		Subordination To Mortgages	48
13.4		Tenant’s Attornment Upon Foreclosure	49
13.5		Mortgagee Protection	49
13.6		Estoppel Certificate	49
13.7		Tenant’s Financial Information	49
13.8		Transfer By Landlord	49
13.9		Force Majeure	50
13.10		Notices	50
13.11		Attorneys’ Fees and Costs	51
13.12		Definitions	51
	(a)	Real Property Taxes	51
	(b)	Landlord’s Insurance Costs	52
	(c)	Property Maintenance Costs	52
	(d)	Property Operating Expenses	53
	(e)	Law	53
	(f)	Lender	53
	(g)	Rent	53
	(h)	Restrictions	53
13.13		General Waivers	53

13.14	Miscellaneous	54
13.15	Patriot Act Compliance	54
Article 14 LEGAL AUTHORITY BROKERS AND ENTIRE AGREEMENT		55
14.1	Legal Authority	55
14.2	Brokerage Commissions	55
14.3	Entire Agreement	56
14.4	Landlord’s Representations	56
Article 15 OPTIONS TO EXTEND		56
15.1	Option to Extend	56
15.2	Fair Market Rent	56
15.3	Tenant’s Election	57
15.4	Rent Arbitration	57
Article 16 TELEPHONE SERVICE		58

LEASE

THIS LEASE, dated October __, 2010 for reference purposes only, is made by and between Santa Clara Income Partners LLC, a Delaware limited liability company (“Landlord”) and Palo Alto Networks, Inc., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

Article 1
REFERENCE

1.1  References.  All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Representative:	Michael Lehman
Phone Number:	(408) 738-7779
Landlord’s Representative:	Henry Bullock/Richard Holmstrom
Phone Number:	(650) 326-9300
Delivery Date:	Two (2) business days after the Effective Date of this Lease
Commencement Date:	April 1, 2011
Term:	Eighty-four (84) months
Lease Expiration Date:	Eighty-four (84) months from the Lease Commencement Date, unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.
Options to Extend:	Two (2) option(s) to extend, each for a term of five (5) years.
First Month’s Prepaid Rent:	$124,000.00
Tenant’s Security Deposit:	$190,159.20 plus Landlord’s estimate of the Property Operating Expenses applicable to the 84th month of the Lease Term.
Late Charge Amount:	Five Percent (5%) of the Delinquent Amount
Tenant’s Required Liability Coverage:	$5,000,000 Combined Single Limit
Tenant’s Broker(s):	Cresa Partners (John Brady)

Property:

That certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, Assessor’s Parcel No. 224-47-017, as presently improved with one (1) building, which real property is shown on the Site Plan attached hereto as Exhibit A and is commonly known as or otherwise described as follows: 3300 Olcott Street, Santa Clara, California.

Building:	That certain building on the Property in which the Leased Premises are located (the “Building”), which Building is shown outlined on Exhibit A hereto.
Outside Areas:

The “Outside Areas” shall mean all areas within the Property which are located outside the Building, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Parking:	With respect to the Leased Premises, Tenant shall be entitled to utilize all parking spaces on the Property, such spaces to be located in the parking area of the Outside Areas
Leased Premises:

All the interior space within the Building, including stairwells, connecting walkways, and atriums, consisting of approximately 105,664 rentable square feet as determined by Landlord’s method of measurement (which has been explained to Tenant) and, for purposes of this Lease, agreed to contain said number of rentable square feet.  The Building and the Leased Premises are not subject to re-measurement unless, pursuant to a written amendment to this Lease, space is subtracted therefrom or additional space is added thereto.  Recognizing that both Landlord and Tenant have agreed to the foregoing rentable square footage number and have agreed that there will be no re-measurement except as expressly provided above, Landlord has given Tenant the opportunity to measure the Building and the Leased Premises and has encouraged Tenant to do so, and Tenant hereby confirms that it has measured the Building and the Leased Premises and is in agreement with the foregoing number.

_____________

Initials

Tenant’s Expense Share:

The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of all buildings located on the Property at the time of calculation.  Such percentage is currently 100%.  In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, Tenant’s Expense Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Property shall equal 100%.  Tenant’s Expense Share is subject to adjustment as set forth in Paragraphs 13.12(b) and 13.12 (c).

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:
	Period	Base Monthly Rent
	4/1/2011 – 3/31/2012	$0
	4/1/2012 – 3/31/2013	$124,000.00
	4/1/2013 – 9/30/2013	$128,000.00
	10/1/2013 – 3/31/2014	$169,030.40
	4/1/2014 – 3/31/2015	$174,312.60
	4/1/2015 – 3/31/2016	$179,594.80
	4/1/2016 – 3/31/2017	$184,877.00
	4/1/2017 – 3/31/2018	$190,159.20
Permitted Use:

General office, engineering, research and development, testing, light assembly, electronic laboratories, sales, training, storage of Tenant’s products, and ancillary related uses, to the extent in compliance with all Laws and Restrictions and the terms of this Lease.

Exhibits:

The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit A - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

Exhibit B — Tenant Work Letter

Exhibit C — Subordination, Nondisturbance and Attornment Provisions

Exhibit D — Form of Tenant Estoppel Certificate

Article 2
LEASED PREMISES, TERM AND POSSESSION

2.1  Demise Of Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below.  Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.  Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease.  Tenant acknowledges receipt, without representation or warranty by Landlord, of Landlord’s existing title insurance policy relating to the Property (the “Title Policy”).  Landlord represents to Tenant that to Landlord’s knowledge, there are no covenants, conditions and restrictions encumbering the Property other than as shown on the Title Policy.  In addition, Landlord also agrees that Tenant’s construction of the Tenant Improvements (as defined in Paragraph 2.5 below) as approved by Landlord and constructed in accordance with the Work Letter (as defined in Paragraph 2.4 below), will not constitute a default under this Lease, even if the same is a technical default under the covenants, conditions and restrictions described in Paragraph 1 of Schedule B of the Title Policy.

2.2  Right To Use Outside Areas.  As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.  Tenant’s right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

2.3  Lease Commencement Date And Lease Term.  The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Commencement Date, as set forth in Article 1 (the “Lease Commencement Date”).  The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1).  The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4  Delivery Of Possession.  Landlord shall deliver to Tenant possession of the Leased Premises on the Delivery Date in its “AS IS” condition, with all faults, subject only to (a) Landlord completing the Landlord’s Work as defined in the Work Letter attached hereto as Exhibit B (the “Work Letter”), and (b) latent defects in the components of the Building for which Landlord has the maintenance obligations pursuant to Paragraph 5.1(b) below.  Tenant has inspected the Building and the Leased Premises and has noted no defects.  Landlord agrees to assign or otherwise make available to Tenant the benefit of any warranties received by Landlord with respect to Landlord’s Work.  Tenant may occupy the Leased Premises prior to the Lease Commencement Date commencing on the Delivery Date for the sole purpose of constructing tenant improvements and installing furniture, fixtures and equipment, provided that Tenant shall comply with all other provisions of this Lease (other than payment of Base Monthly Rent and Additional Rent, except that Tenant shall pay for utilities from and after the Delivery Date).

2.5  Performance Of Improvement Work; Acceptance Of Possession.  Tenant shall, in accordance with and pursuant to the Work Letter, perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations to be performed by Tenant hereinafter referred to as the “Tenant Improvements”).  It is agreed that by accepting possession of the Leased Premises, Tenant formally accepts same and acknowledges that the Building is in the condition called for by this Lease and the Work Letter, subject only to defects described in clause (b) of Paragraph 2.4 above.  Tenant shall prosecute the Tenant Improvements employing commercially reasonable efforts so as not to delay Landlord in the completion of Landlord’s Work.  No delay in the completion of the Tenant Improvements or the Landlord’s Work shall affect the Lease Commencement Date, which shall in all events be as set forth in Paragraph 2.3 above.

2.6  Surrender Of Possession.  Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment (excluding telecommunications wiring and cabling), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted.  Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property.  Tenant shall, with respect to telecommunications wiring and cabling, leave the same in good condition and repair and labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables.  Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not.  Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord.  Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same.  Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal.  If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work.  Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid.  Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord’s billing Tenant for same.  Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused.  Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

Article 3
RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1  Base Monthly Rent.  Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”).

3.2  Additional Rent.  Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”), cash or other immediately available good funds in the following amounts:

(a)  An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord.  Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(i)  Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

(ii)  Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefor from Landlord, and/or

(iii)  Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.  Landlord reserves the right to revise such estimate from time to time.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

(b)  Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

(c)  Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d)  Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent.  In the event Tenant is responsible to pay taxes directly, Landlord shall have no obligation to make such payments, whether or not Landlord receives evidence of payment from Tenant, and Tenant shall in all cases be responsible for any fines, penalties, interest and damages for late payment.

3.3  Year-End Adjustments.  If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period.  If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment.  If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant.  Tenant may, at Tenant’s sole cost and expense, cause an audit of Landlord’s books and records to determine the accuracy of Landlord’s billings for Property Operating Expenses under this Lease, provided Tenant completes (and delivers to Landlord the written results of) such audit within sixty (60) days after Tenant’s receipt of the year-end statement described above setting forth the annual reconciliation of the Property Operating Expenses, and provided further that the person or entity performing such audit is not compensated on any type of contingent basis.  If such audit reveals that the actual Property Operating Expenses for any given year were less than the amount that Tenant paid for Property Operating Expenses for any such year, then unless Landlord contests such audit results as provided below, Landlord shall credit the excess to Tenant’s next payment of Additional Rent and Landlord shall pay the cost of Tenant’s audit.  If such audit reveals that the actual Property Operating Expenses for any given year were more than the amount that Tenant paid for Property Operating Expenses for any such year, Tenant shall pay such amount to Landlord within thirty (30) days after completion of the audit.  Landlord shall have the right to contest the results of Tenant’s audit and thereafter promptly have an audit performed (“Landlord’s Audit”) by a certified public accounting firm selected by Landlord and acceptable to Tenant in Tenant’s reasonable discretion.  In such case, the results of Landlord’s audit shall be binding and conclusive on Landlord and Tenant, and any resulting overpayment or underpayment shall be handled as provided above.  Tenant shall pay the cost of Landlord’s Audit unless Landlord’s Audit confirms the accuracy of the audit performed by Tenant, in which case Landlord shall pay the cost of Landlord’s Audit.  The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4  Late Charge, And Interest On Rent In Default.  Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix.  Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses.  Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment.  In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease.  If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5  Payment Of Rent.  Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time.  Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Tenn.  The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6  Prepaid Rent.  Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first payment of Base Monthly Rent and Additional Rent due hereunder.

3.7  Security Deposit.  Tenant shall deposit concurrently with Tenant’s execution of this Lease, with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent.  Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof.  Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other default of Tenant including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (v) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant’s default.  In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute.  In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum.  Landlord shall not be deemed a trustee of the Security Deposit.  Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts.  Tenant shall not be entitled to any interest on the Security Deposit.  If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.  Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of thirty days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other defaults, deduct any damages, and prepare a final accounting with respect to the Security Deposit.  In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

Article 4
USE OF LEASED PREMISES AND OUTSIDE AREA

4.1  Permitted Use.  Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever.  Tenant shall continuously and without interruption occupy the Leased Premises for such purpose for the entire Lease Term.  Any discontinuance of such use for a period of sixty consecutive calendar days shall be, at Landlord’s election, a default by Tenant under the terms of this Lease provided that no discontinuance shall exist during any period in which Tenant is actively attempting to sublet or assign the Premises.  Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2  General Limitations On Use.  Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property.  Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building.  Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building.  Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises.  Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components.  Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property.  Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property.  Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises.  Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3  Noise And Emissions.  All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of the occupants and/or users of adjacent properties.  All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4  Trash Disposal.  Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste.  All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property.  Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5  Parking.  Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property.  Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein.  If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property.  Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant’s use of the parking areas.

4.6  Signs.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval.  Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same.  Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition.  Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease.

4.7  Compliance With Laws And Restrictions.  Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply.  Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.  Notwithstanding anything contained in this Lease to the contrary (except for Paragraph 6.3 and the balance of this Paragraph 4.7, which shall control with respect to the matters set forth therein), Tenant shall not be liable or responsible financially for, and shall not be required to correct, any violations of or noncompliance with such Laws or Restrictions if such violations or noncompliance either (i) existed upon completion of the Landlord’s Work (unless relating to the Tenant Improvements constructed by Tenant or its contractor(s), or (ii) did not arise out of an act or omission by Tenant.

4.8  Compliance With Insurance Requirements.  With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies.  Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9  Landlord’s Right To Enter.  Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so.  Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord.  Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days’ prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord.  Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.10  Use Of Outside Areas.  Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant.  If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.  Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Outside Areas as a result.

4.11  Environmental Protection.  Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a)  As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous

Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules.  Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b)  Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials present on, in or under the Leased Premises as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date) unless brought onto the Leased Premises by Tenant.  Tenant shall not store, use or dispose of any Hazardous Materials on the Leased Premises except for small quantities of Hazardous Materials typically present in office settings, e.g., copier fluids, cleaning fluids (“Permitted Small Quantities”) or those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord (collectively, “Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials (other than the Permitted Small Quantities) shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction.  In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials.  Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials.  If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to remediate such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials.  At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of actionable levels has occurred as a result of Tenant’s use of the Leased Premises.  Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any remediation, removal, and restoration work and materials required by applicable Laws as the result of Hazardous Materials brought onto or permitted to enter the Premises by Tenant in order to remediate the Leased Premises and any other property of whatever nature so as to be in compliance with applicable Laws.

(c)  Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its

agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be remediated in accordance and compliance with all Laws and Restrictions respecting Hazardous Materials used or permitted to be used by Tenant.  Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property as the result of Hazardous Materials brought onto or permitted to enter the Leased Premises by Tenant and shall take all other actions as may be required to complete the closure of the Building and the Property as the result of Hazardous Materials brought onto or permitted to enter the Leased Premises by Tenant.  In addition, if Landlord then has a reasonable basis to believe that Tenant may have liability under this Article, then prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.

(d)  At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof.  Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant.  Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

(e)  Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance.  Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12  Rules And Regulations.  In the event Palo Alto Networks is no longer the sole tenant of the Leased Premises, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property.  Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations.  A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease.  If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13  Reservations.  Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant.  Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

Article 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1  Repair And Maintenance.  Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

(a)  Tenant’s Obligations.  Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, elevators, and all heating, ventilating and air conditioning equipment, and (vi) all entranceways to the Leased Premises.  Tenant, if requested to do so by Landlord, shall hire, at Tenant’s sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof.  Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas.  Tenant shall regularly and periodically sweep and clean the driveways and parking areas.  Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages.  If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same.  All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b)  Landlord’s Obligation.  Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, load-bearing and exterior walls of the Building (excluding paint), and main underground utilities (if any) beneath the Building slab.  In addition, Landlord shall hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Leased Premises.  The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

5.2  Utilities.  Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises.  In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed.  Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant’s name, Tenant shall do so at Tenant’s sole cost.  Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs.  Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs.  Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3  Security.  Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts.  To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.  In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise.  Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4  Energy And Resource Consumption.  Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property.  Landlord shall make reasonable commercial efforts to minimize negative impact of any such cooperation on Tenant’s conduct of its business.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such reasonable cooperation unless a knowledgeable commercially experienced person familiar with Tenant’s customary business would conclude that such negative impact made the Premises unsuitable for the commercially reasonable conduct of Tenant’s customary business.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5  Limitation Of Landlord’s Liability.  Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

Article 6
ALTERATIONS AND IMPROVEMENTS

6.1  By Tenant.  Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease and Landlord’s removal/no removal decision shall be delivered to Tenant simultaneously with its approval of such alternations or modifications.  If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed).  All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor.  All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality.  Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9.  In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises.  As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2  Ownership Of Improvements.  All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord.  Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above.  At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same.  Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord.  All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord.  All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3  Alterations Required By Law.  Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant’s particular use of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.  If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 8% per annum, or (b) the sum of that rate per annum quoted by Wells Fargo Bank, N.T. & S.A., from time to time as its prime rate, plus two percent (2%) (“Wells Prime Plus Two”) (but in no event more than the maximum rate of interest not prohibited or made usurious), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4  Liens.  Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property.  If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded.  Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

Article 7
ASSIGNMENT AND SUBLETTING BY TENANT

7.1  By Tenant.  Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned, or delayed.  Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease.  The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease.  Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a)  the proposed assignee or sublessee is a governmental agency;

(b)  in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

(c)  in Landlord’s reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

(d)  the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e)  Landlord (or any of its affiliates) has experienced a previous default by or is in litigation with the proposed assignee or sublessee (or any of their affiliates);

(f)  in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(g)  the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction;

(h)  the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(i)  an Event of Default exists under this Lease, or Tenant has materially defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

(j)  in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.

7.2  Merger, Reorganization, or Sale of Assets.  Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of or other equity interests in Tenant (excluding original issuances of equity interests to venture capitalists and original issuances of equity interests to other financing parties), or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.  The phrase “controlling percentage” means the direct or indirect ownership of or right to vote (i) stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or (ii) equity interests possessing the ability to direct the management of Tenant.  If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.  Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief executive officer or chief financial officer, which shall provide the following information: (a) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant’s principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant’s ownership that Landlord reasonably requests.  In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).  All information received by Landlord pursuant to this Paragraph 7.2 shall be held by Landlord as confidential information and shall not be disclosed by Landlord to any third party without Tenant’s prior written consent; provided, however, that Landlord may disclose such information to its current and prospective lenders, investors, purchasers of its assets, attorneys, and accountants, so long as it informs such persons that the information is not to be further disclosed.

7.3  Landlord’s Election.  If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto.  Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request.  Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the portion of the Leased Premises as is the subject of the proposed assignment or subletting (such termination to be effective either (A) on the date specified in Tenant’s notice as the intended effective date of the assignment or subletting, or (B) on such tenth (10th) business day after receipt of Tenant’s notice, at Landlord’s option).  During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.  In the event of an election by Landlord under clause (iii) above, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant.  In addition, in the event Tenant desires to sublease all or a portion of the Leased Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all) of the Leased Premises for subleasing and/or direct leasing, such joint marketing election to be made, if at all, in writing and delivered to Tenant during the thirty (30) day period described in the first sentence of this Paragraph 7.3.

7.4  Conditions To Landlord’s Consent.  If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee.  The conditions are as follows:

(a)  Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b)  Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, in the case of an assignee to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant and in the case of a sublease to be bound by and to perform the obligations of the sublease, which relate to space being subleased.

(c)  Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d)  Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.  Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e)  Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

(f)  Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i)  If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

(ii)  If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid; or

(iii)  If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee.

7.5  Assignment Consideration And Excess Rentals Defined.  For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, after deduction for market rate, third party leasing commissions, tenant improvements made for the purpose of inducing the assignee, and reasonable attorneys’ fees incurred by

Tenant in connection with such assignment, and the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, after deduction for market rate, third party leasing commissions, tenant improvements made for the purpose of inducing the sublessee, and reasonable attorneys’ fees incurred by Tenant in connection with such sublease.  Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6  Payments.  All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due.  At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7  Good Faith.  The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith.  If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8  Effect Of Landlord’s Consent.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder.  Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting.  No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party.  No sublease may be terminated or modified without Landlord’s prior written consent.  If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.  Upon a default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord.  No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases.  Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

Article 8
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1  Limitation On Landlord’s Liability And Release.  Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees, any damage to Tenant’s property, or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly required to be performed by Landlord pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation.  In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2  Tenant’s Indemnification Of Landlord.  Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to (a) the violation of any Law by Tenant or its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (collectively, the “Tenant Indemnitees”), or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant’s or Tenant’s Indemnitees’ use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant’s or Tenant’s Indemnitees’ activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

8.3  Landlord’s Indemnification Of Tenant.  Landlord shall indemnify and hold Tenant harmless from any loss liability, penalties, or expense whatsoever resulting from the gross negligence or willful misconduct of Landlord at or with respect to the Property.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

Article 9
INSURANCE

9.1  Tenant’s Insurance.  Tenant shall maintain insurance complying with all of the following:

(a)  Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i)  Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii)  Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii)  Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv)  Plate glass insurance, at actual replacement cost;

(v)  Boiler and machinery insurance, to limits sufficient to restore the Building;

(vi)  Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);

(vii)  Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii)  With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b)  Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraphs (a)(ii) and (a)(viii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a so-called “severability” or “cross liability” endorsement.  Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

(c)  Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein.  With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced.  Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article.  If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate.  In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2  Landlord’s Insurance.  With respect to insurance maintained by Landlord:

(a)  Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months.  Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months.  Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.  Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b)  Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000).  Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c)  Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3  Mutual Waiver Of Subrogation.  Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

Article 10
DAMAGE TO LEASED PREMISES

10.1  Landlord’s Duty To Restore.  If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4.  If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date.  Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord.  Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures.  Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2  Insurance Proceeds.  All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord.  if this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant.  If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant.  The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3  Landlord’s Right To Terminate.  Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

(a)  The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;

(b)  The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

(c)  The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4  Tenant’s Right To Terminate.  If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete.  Tenant shall have the option to terminate this Lease (if Tenant is not then in default) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a)  If the time estimated to substantially complete the restoration exceeds six (6) months from and after the commencement of construction; or

(b)  If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ninety (90) days from and after the date such restoration is commenced.

10.5  Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6  Abatement Of Rent.  In the event of damage to the Leased Premises which does not result in the termination of this Lease, then effective upon and after the expiration of the period insured by any applicable rental or business interruption insurance (the “Insured Period”), the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period (after the Insured Period) of Landlord’s and/or Tenant’s (as applicable) restoration, in proportion in the degree to which Tenant’s use of the Leased Premises (during the restoration period but after the Insured Period) is impaired by such damage.

Article 11
CONDEMNATION

11.1  Tenant’s Right To Terminate.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business.  Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2  Landlord’s Right To Terminate.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below.  Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3  Restoration.  If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4  Temporary Taking.  If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect.  If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5  Division Of Condemnation Award.  Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant.  The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6  Abatement Of Rent.  In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7  Taking Defined.  The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

Article 12
DEFAULT AND REMEDIES

12.1  Events Of Tenant’s Default.  An event of default by Tenant (an “Event of Default”) shall exist if any of the following events occurs:

(a)  Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment one time during each year of the Lease Term, and with respect to that one late payment, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within three (3) business days after such notice from Landlord.  After the notice has been given, Landlord shall not be required to provide any further notices to Tenant.  Each such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

(b)  Tenant shall have failed to perform any term, covenant, or condition of this Lease (except those requiring the Payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such default is not cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such default and requesting Tenant to cure the same, or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or

(c)  (i) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, or (ii) any guarantor shall have assigned or delegated its rights or obligations under the applicable guaranty without first obtaining Landlord’s written consent if and as required by the terms of the applicable guaranty, in either case (i) or (ii), whether voluntarily or by operation of law; or

(d)  Tenant shall have abandoned the Leased Premises; or

(e)  Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant’s (or such guarantor’s) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(f)  Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(g)  Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

(h)  Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2  Landlord’s Remedies.  In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a)  Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)  Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor.  Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing.  In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i)  Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii)  Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii)  Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c)  In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination.  If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(d)  In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease.  For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted.  Such damages shall include, without limitation:

(i)  The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii)  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv)  Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default; plus

(e)  The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter.

(f)  In addition, Tenant acknowledges that an event of default under this Lease may cause Landlord to incur damages under its mortgage and related financing documents, including, but not limited to, the payment of default interest, legal fees, late charges, collection costs, and sums necessary to maintain Lender’s yield on the loaned amounts.  Accordingly, Tenant agrees that Landlord has the right to add such loan-related damages to the damages for which Tenant is responsible hereunder as a result of an event of default.

(g)  Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received.  This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises.  Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

12.3  Landlord’s Default And Tenant’s Remedies.  In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period.  In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4  Limitation Of Tenant’s Recourse.  Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Building and the Outside Areas.  If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals.  Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a)  No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)  No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c)  No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5  Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and

accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

Article 13
GENERAL PROVISIONS

13.1  Taxes On Tenant’s Property.  Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”).  Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.  If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term.  Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice.  Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease.  Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2  Holding Over.  This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1).  Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph.  Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.  Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period.  Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises.  Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3  Subordination To Mortgages.  On or before the Effective Date of this Lease, Landlord shall obtain a subordination and non-disturbance agreement from each existing beneficiary of a deed of trust in the form attached to this Lease as Exhibit C.  This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by the existing lessor or lender to assure the subordination of this Lease to such ground lease, mortgage or deed of trust, including but not limited to a subordination agreement in the form attached to this Lease as Exhibit C or such other form as any such lessor or lender may require.  However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto.  Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease.  However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as no Event of Default then exists under this Lease.  Tenant’s failure to execute and deliver such documents or instruments within ten business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.  If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

13.4  Tenant’s Attornment Upon Foreclosure.  Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5  Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6  Estoppel Certificate.  Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit D, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property.  Tenant’s failure to execute and deliver such estoppel certificate within ten business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.  Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7  Tenant’s Financial Information.  Tenant shall, within ten business days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Tenant’s creditors with current contact information, and any such other information reasonably requested by Landlord regarding Tenant’s financial condition; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then such requirement shall be fulfilled by such filings.  Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein.  Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8  Transfer By Landlord.  Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity.  In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder.  Tenant shall attorn to any such transferee.  After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9  Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10  Notices.  Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Santa Clara Office Partners LLC

c/o Menlo Equities LLC
490 California Avenue
4th Floor
Palo Alto, California 94306
Attention: Henry Bullock/Richard Holmstrom
Facsimile: (650) 326-9333

with a copy to:	Goodwin|Procter LLP
Three Embarcadero Center
24th Floor
Attention: San Francisco, California 94111
Paul Churchill
Facsimile: (415) 677-9041

If to Tenant:

Prior to the Lease
Commencement
Date:	Palo Alto Networks, Inc.
232 E. Java Drive
Sunnyvale, California 94089
Attention: Michael Lehman
Facsimile: (408) 738-7779
After the Lease
Commencement
Date:	Palo Alto Networks, Inc.
3300 Olcott Street
Santa Clara, California 95054
Attention: Michael Lehman
Facsimile: [to be provided by Tenant prior to the Lease Commencement Date]

In each case with a copy to:	Fenwick & West LLP
801 California Street
Mountain View, California 94041
Attention: Blake Stafford
Facsimile: (650) 938-5200

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.  Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11  Attorneys’ Fees and Costs.  In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12  Definitions.  Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto.  In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a)  Real Property Taxes.  The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.  If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease.  If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

(b)  Landlord’s Insurance Costs.  The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

(c)  Property Maintenance Costs.  The term “Property Maintenance Costs” shall mean Tenant’s Expense Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) monthly professional management fees equal to $3,720 per month for the first twelve (12) months of the Lease Term, and thereafter three percent (3%) of Base Monthly Rent, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building.  To the extent any of the foregoing items described in clause (iii) constitute capital repairs or replacements under generally accepted accounting principles, consistently applied, have a useful life of more than one year, and are not necessitated due to Tenant’s misuse of or failure to maintain the Leased Premises as required by this Lease, then only the amortizing portion of such capital repairs or replacements shall constitute Property Maintenance Costs; such amortization shall be over the useful life of the applicable repair or replacement, and shall employ an interest rate equal to the greater of (a) 8% per annum, or (b) Wells Prime Plus Two (but in no event more than the maximum rate of interest not prohibited or made usurious).

Notwithstanding the foregoing provisions of this Paragraph 13.12(c), the following are specifically excluded from the definition of Property Maintenance Costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of this Lease: (i) costs incurred because Landlord actually violated the terms and conditions of this Lease or any other lease for premises within the Building, if any; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion the Building), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Property or future re-leasing of any portion of the Building; (iii) depreciation of the Building or any other improvements situated within the Property; (iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by Tenant or any other party; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; (vi) other than any interest charges for capital improvements referred to in Paragraph 6.3 of this Lease, any interest or payments on any financing for the Building, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Expense Share of Property Operating Expenses and Real Property Taxes to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (vii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Property to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Property Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (viii) any payments under a ground lease or master lease; and (ix) costs incurred in the investigation and/or remediation of Hazardous Materials which either existed on the Property on the Delivery Date or were brought onto the Property by Landlord, its agents, employee or contractors.

(d)  Property Operating Expenses.  The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.

(e)  Law.  The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).  Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on the Building or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, or the Property or portion thereof, as applicable.

(f)  Lender.  The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)  Rent.  The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h)  Restrictions.  The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

13.13  General Waivers.  One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party.  No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach.  No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14  Miscellaneous.  Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes.  This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.  The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord.  The term “party” shall mean Landlord or Tenant as the context implies.  If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.  If this Lease is signed by an individual “doing business as “ or “dba” another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes.  Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason.  This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located.  The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural.  The terms “must,” “shall,” “will,” and “agree” are mandatory.  The term “may” is permissive.  The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions.  When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor.  Where Landlord’s consent is required hereunder, the consent of any Lender shall also be required.  Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease.  Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.15  Patriot Act Compliance.

(a)  Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism.  Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism.  In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Landlord may, at its option, cause Tenant to comply therewith and any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Charges and Rent and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)  Neither Tenant nor any partner in Tenant or member of such partner nor any owner of a direct or indirect interest in Tenant (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Landlord notified Tenant in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Landlord notified Tenant in writing is now included in “Governmental Lists”.

Article 14
LEGAL AUTHORITY
BROKERS AND ENTIRE AGREEMENT

14.1  Legal Authority.  If Tenant or any entity constituting Tenant is a corporation, limited partnership, limited liability company, or other legal entity, each individual executing this Lease on behalf of such corporation, limited partnership, limited liability company, or other legal entity, represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms.  Tenant shall, within four (4) business days after the Effective Date of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors (if a corporation), members and manager(s) (if a limited liability company), or partners (if a limited partnership), authorizing or ratifying the execution of this Lease, as well as a certified copy of binding resolutions of any guarantor in form reasonably acceptable to Landlord, authorizing or ratifying the execution of the applicable guaranty, and if Tenant or any entity constituting Tenant fails to do so, the same shall be a material default on the part of Tenant permitting Landlord at its sole election to terminate this Lease.

14.2  Brokerage Commissions.  Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.  Notwithstanding any provision of this Lease to the contrary, Landlord shall not pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Leased Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant.

14.3  Entire Agreement.  This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein.  No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4  Landlord’s Representations.  Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease.  Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises or the Building, and that Tenant relies solely upon its own investigations with respect to such matters.  Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

Article 15
OPTIONS TO EXTEND

15.1  Option to Extend.  So long as Palo Alto Networks, Inc. is the Tenant hereunder and occupies the entirety of the Leased Premises on the date the option is exercised, and subject to the condition set forth in clause (b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of five (5) years from the expiration of the seventh (7th) year of the Lease Term (the “First Extension Period”), and the second (the “Second Extension Period”) for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

(a)  Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than six (6) months prior to the expiration of the eighty-fourth (84th) month of the Lease Term or the expiration of the First Extension Period, as applicable;

(b)  Anything herein to the contrary notwithstanding, if an Event of Default exists under this Lease at the time Tenant exercises either extension option, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

15.2  Fair Market Rent.  In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the First Extension Period shall be 95% of the “Fair Market Rent” for the Leased Premises, and the Base Monthly Rent for the Second Extension Period shall be 100% of the “Fair Market Rent” for the Leased Premises, in each case increased as set forth below.  For purposes hereof, “Fair Market Rent” shall mean the Base Monthly Rent determined pursuant to the process described below.  At the end of the first 12 month period of the extension Period, Base Monthly Rent shall be increased to reflect the change in the Consumer

Price Index for the San Francisco Metropolitan Area, All Items (the “CPI”), for the 12-month period ending 11 months after the Lease Commencement Date, but in no event shall Base Monthly Rent be increased less than 3% per annum compounded annually nor more than 6% per annum compounded annually for such 12 month period.  Base Monthly Rent shall be so adjusted at the end of each subsequent 12-month period during the Extension Period.  No leasing commissions shall be due or payable to any broker retained by Tenant with regard to this Lease for any Extension Period.

15.3  Tenant’s Election.  Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above.  Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof.  Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30 day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord.  If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant’s election, subject to extension for an additional 30 day period if a third arbitrator is required and does not act in a timely manner.  To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4  Rent Arbitration.  In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties.  The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a)  Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf.  The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the City of Santa Clara area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction.  Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto.  Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified.  If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b)  In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent.  If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15 day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a).  In the event they are unable to agree upon such appointment within seven days after expiration of such 15 day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days.  If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Santa Clara, acting in his or her private and not in his or her official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.  The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c)  Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure.  The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party.  The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions.  The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent.  The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions.  The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d)  In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator.  The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator.  Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties.  Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e)  The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine.  The arbitrators shall render their decision and award in writing with counterpart copies to each party.  The arbitrators shall have no power to modify the provisions of this Lease.

Article 16
TELEPHONE SERVICE

Notwithstanding any other provision of this Lease to the contrary:

(a)  So long as the entirety of the Leased Premises is leased to Tenant:

(i)  Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

(ii)  Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees.  Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its “AS-IS” condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship).  Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises.  Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason.  Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

(b)  At such time as the entirety of the Leased Premises is no longer leased to Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, this subparagraph (b) shall apply prospectively.

(i)  Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable (“INC”) as is determined to be available by Landlord in its reasonable discretion.  Tenant’s access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with AT&T or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith.  AT&T’s charges shall be deemed to be reasonable.  Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

(ii)  Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord’s prior written consent.  Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant.  Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord.  Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

(iii)  All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

(iv)  Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees.  Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship).  Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises.  Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason.  Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

Santa Clara Office Partners, LLC, a Delaware limited liability company

		By:	Menlo Equities III LLC
		Its:	Managing Member

			By:	Menlo Equities LLC
			Its:	Managing Member

				By:	Menlo Equities, Inc.
					Its:	Managing Member

Dated: October ___, 2010					By:
Henry Bullock, President

TENANT:

Palo Alto Networks, Inc., a Delaware corporation

Dated: October ___, 2010	By:
Printed Name: Michael Lehman
Title: Chief Financial Officer

EXHIBIT B

FURNITURE, FIXTURES AND EQUIPMENT

OLCOTT FURNITURE INVENTORY
6/7/2013
ITEM	1st Flr. QTY.	2nd Flr. QTY.	TOTAL

Workstations	250	273	523
Office furniture	8	6	14

CHAIRS
Conference Rm. Chair	80	198	278
EBC Conference Rm. Chair	42	0	42
Guest Chair	16	19	35
Lobby/Lounge Chair	20	8	28
Training Rm. Chair	30	0	30
Tall Café Chair	12	0	12
Lunch Room Chair	0	100	100

TABLES
Conference Rm. Table	7	13	20
EBC Conference Rm. Table	2	0	2
Coffee/Lounge Table	6	3	9
Training Table	16	0	16
Lunch Room Table	0	23	23
Café Table	5	0	5

FILE CABINETS
4-Drawer File Cabinet	12	1	13
Vertical File Cabinet	4	0	4

MISCELLANEOUS
Freestanding White Boards	18	7	25
Metro Shelf	1	0	1
Bookshelf in open area	2	1	3
Podium	1	0	1
Freestanding Desk	4	1	5
2 post racks (all)

OLCOTT FURNITURE INVENTORY
6/7/2013
ITEM	1st Flr. QTY.	2nd Flr. QTY.	TOTAL

Workstations	250	273	523
Office furniture	8	6	14

CHAIRS
Conference Rm. Chair	80	198	278
EBC Conference Rm. Chair	42	0	42
Guest Chair	16	19	35
Lobby/Lounge Chair	20	8	28
Training Rm. Chair	30	0	30
Tall Café Chair	12	0	12
Lunch Room Chair	0	100	100

TABLES
Conference Rm. Table	7	13	20
EBC Conference Rm. Table	2	0	2
Coffee/Lounge Table	6	3	9
Training Table	16	0	16
Lunch Room Table	0	23	23
Café Table	5	0	5

FILE CABINETS
4-Drawer File Cabinet	12	1	13
Vertical File Cabinet	4	0	4

MISCELLANEOUS
Freestanding White Boards	18	7	25
Metro Shelf	1	0	1
Bookshelf in open area	2	1	3
Podium	1	0	1
Freestanding Desk	4	1	5
2 post racks (all)

AV Equipment
Ceiling mounted AV Equipment (all)

EXHIBIT C

FORM OF MASTER LESSOR CONSENT

CONSENT TO SUBLEASE

This Agreement (“Agreement”) is made as of this _____ day of July, 2013, by and among SANTA CLARA OFFICE PARTNERS LLC, a Delaware limited liability company (“Landlord”), PALO ALTO NETWORKS, INC., a Delaware corporation (“Sublandlord”), and GIGAMON INC., a Delaware corporation (“Subtenant”).

Recitals

A.  Landlord is the landlord and Sublandlord is the tenant under that certain Lease dated as of October 20, 2010, as amended by that certain Amendment No. 1 to Lease dated as of March __ 2011 [original undated] and executed by Landlord on April 12, 2011, as further amended by that certain Amendment No. 2 to Lease (the “Second Amendment to Master Lease”) dated as of the date of this Consent to Sublease (collectively, the “Master Lease”), for approximately 105,664 square feet of space (the “Leased Premises”), comprising all of the rentable square footage of the office building whose address is 3300 Olcott Street in Santa Clara, California (the “Building”).

B.  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Master Lease.

C.  Sublandlord has requested that Landlord consent to the subletting by Sublandlord to Subtenant of 100% of the Leased Premises (“Sublet Premises”), pursuant to the Sublease dated the same date as this Agreement (the “Sublease”), and to which Sublease this Agreement is attached.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants contained herein, Landlord, Sublandlord and Subtenant hereby agree as follows:

Landlord hereby consents to the Sublease subject to and upon the following terms and conditions, as to each of which Sublandlord and Subtenant expressly agree:

1.  Notwithstanding any provision of the Sublease to the contrary, nothing contained in this Agreement or the Sublease shall:

(a)  operate as a consent to or approval or ratification by Landlord of any specific provisions of the Sublease or as a representation or warranty by Landlord, or cause Landlord to be estopped or bound in any way by any of the provisions of the Sublease; or

(b)  be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Master Lease, (ii) any of Sublandlord’s obligations under the Master Lease, or (iii) any rights or remedies of Landlord under the Master Lease or otherwise; or to enlarge or increase Landlord’s obligations or Sublandlord’s rights under the Master Lease or otherwise; or

(c)  be deemed to make Subtenant a third party beneficiary of the provisions of the Master Lease, or create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Master Lease; or

(d)  be construed to waive any past, present or future breach or default on the part of Sublandlord under the Master Lease.

2.  This consent is not assignable.

3.  The Sublease shall be subject and subordinate at all times to the Master Lease and to all of its provisions, covenants and conditions. Except for rent payable under the Master Lease, Sublandlord’s obligations to remove or restore the Alterations which were the subject of the Alteration Approval Letters (as defined in the Second Amendment to Master Lease), and Sublandlord’s obligations with respect to any Hazardous Materials first introduced to the Leased Premises or Property prior to the delivery of possession of the Sublet Premises to Subtenant under the Sublease (none of which is Subtenant obligated to perform), Subtenant shall perform faithfully and be bound by all the terms, covenants, conditions, provisions and agreements of the Master Lease, with respect to the period covered by the Sublease, but only to the extent applicable to the Sublet Premises. In the event that Subtenant exercises the option set forth in Section 19 below and becomes a direct tenant of Landlord’s pursuant to the Option Term Lease, or in the event Landlord, in its sole and absolute discretion, agrees to enter into the Alternative Direct Lease (as defined in the Second Amendment to Master Lease), Subtenant, with Sublandlord’s consent, may at that time elect to have certain of the remaining removal and restoration and surrender obligations set forth in Paragraph 2.6 of the Master Lease be deferred to the expiration or earlier termination of the Option Term Lease or the Alternative Direct Lease, as applicable, such election (a) to be made by written notice signed by both Sublandlord and Subtenant and delivered to Landlord simultaneously with Subtenant’s execution and delivery of the Option Term Lease, (b) to include the removal and restoration and surrender obligations being deferred and Subtenant’s assumption of such obligations, and (c) be in form satisfactory to Landlord in Landlord’s reasonable discretion. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease shall prevail unaffected by the Sublease; provided, however, that as between Sublandlord and Subtenant only, the provisions of the Sublease shall govern and control. Subtenant acknowledges and agrees that Landlord shall have no obligation to enter into the Alternative Direct Lease, and may refuse to do so for any reason or no reason.

4.  Neither the Sublease nor this consent thereto shall release or discharge the Sublandlord from any liability under the Master Lease. Sublandlord shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Master Lease to be performed and observed by Sublandlord. Any breach or violation of any provision of the Master Lease by Subtenant shall constitute a default by Sublandlord in fulfilling such provision.

5.  This consent by Landlord shall not be construed as a consent by Landlord to any further subletting as defined in the Master Lease (a “subletting”) by Sublandlord or Subtenant or to any assignment as defined in the Master Lease (an “assignment”) by Sublandlord of the Master Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same, and, without limiting the generality of the foregoing, both Sublandlord and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party: (a) without the prior written consent of Sublandlord, as and to the extent Sublandlord’s consent would be required under the Sublease, and (b) without the prior written consent of Landlord, as and to the extent Landlord’s consent would be required under the Master Lease. This consent shall not be construed as a consent by Landlord to any modification, amendment, extension or renewal of the Sublease. Sublandlord and Subtenant acknowledge and agree that except for any exercise of Subtenant’s rights under Section 19 of this Agreement, the attempted exercise of any option to extend the term of the Sublease or to expand the Sublet Premises by the Subtenant shall, for purposes of the Master Lease and this Agreement, constitute a further subletting subject to the provisions of this Article 5.

6.  In the event of Sublandlord’s default under any of the provisions of the Master Lease beyond applicable notice and cure periods expressly set forth in the Master Lease, the rent due from Subtenant under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right, upon such default, at any time at its option, to give notice to Subtenant of such assignment. Landlord shall credit Sublandlord with any rent received by Landlord under such assignment and Sublandlord acknowledges its approval of any such assignment and payment of rent by Subtenant to Landlord (and Sublandlord shall credit Subtenant under the Sublease with any rent paid by Subtenant to Landlord under such assignment), but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever serve to release Sublandlord from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease, except to the extent of the rent so credited.

7.  If the Master Lease shall expire or terminate during the term of the Sublease due either to condemnation or to destruction by fire or other cause, the Sublease and its term shall thereupon expire and come to an end and Subtenant shall vacate the Sublet Premises on or before the effective date of such termination. If the Master Lease shall expire or terminate during the term of the Sublease for any reason other than either condemnation or destruction by fire or other cause, Landlord will so notify Sublandlord and Subtenant in writing and within not more than thirty (30) days after the giving of such written notice, Landlord will, in its sole discretion, either: (a) elect by written notice to all such parties to require Subtenant to vacate the Sublet Premises in not less than seventy-five (75) days after such written election, in which event the Sublease and its term shall expire and come to an end on the effective date stated in such notice; or (b) elect (by written notice to all such parties) to continue the Sublease (without any additional or further agreement of any kind on the part of Subtenant) with the same force and effect as if Landlord as landlord and Subtenant as tenant had entered into a lease as of the effective date of such expiration, termination or surrender for a term equal to the then unexpired term of the Sublease and containing the same terms and conditions as those contained in the Sublease, in which event Subtenant shall attorn to Landlord and Landlord and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Sublandlord and Subtenant thereunder prior to such effective date, except that in no event shall Landlord be (1) liable for any act or omission by Sublandlord, (2) subject to any offsets or defenses which Subtenant had or might have against Sublandlord that has not been received by Landlord, (3) bound by any rent or additional rent or other payment paid by Subtenant to Sublandlord in advance that has not been paid to Landlord by Sublandlord, or (4) bound by any amendment to the Sublease not consented to by Landlord. If Landlord fails to notify Sublandlord and Subtenant of its election hereunder within the thirty (30) day period provided above, the Sublease and its term shall automatically expire and come to an end on the date which is seventy-five (75) days after the end of such thirty (30) day period. Upon expiration of the Sublease pursuant to the provisions of this Article 7, in the event of the failure of Subtenant to vacate the Sublet Premises as herein provided, Landlord shall be entitled to all of the rights and remedies available to a landlord against a tenant holding over without consent after the expiration of a term.

8.  In addition to complying with Sublandlord’s obligations under the Master Lease to maintain insurance, Subtenant shall add and maintain Landlord as an additional insured under Subtenant’s commercial general liability insurance policies. Notwithstanding anything to the contrary in Master Lease, Sublease or this Agreement, Landlord hereby releases Subtenant and its respective partners, principals, shareholders, members, officers, agents, employees and servants, and Subtenant hereby releases Landlord and its respective partners, principals, shareholders, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Sublet Premises or the Property which is caused by or results from any risk insured against under any property insurance policy actually carried or required to be carried by any such parties under this Sublease or the Master Lease. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy.

9.  Both Sublandlord and Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Master Lease, and (b) any additional costs incurred by Landlord in accordance with its rights under or pursuant to the Master Lease and this Agreement for maintenance and repair of the Sublet Premises as the result of Subtenant occupying the Sublet Premises (including, but not limited to, any excess costs to Landlord of services furnished to or for the Sublet Premises).

10.  Notwithstanding anything to the contrary contained in the Sublease, all requests for any service to be supplied by Landlord to the Sublet Premises, all requests to make improvements or alterations to the Sublet Premises, all requests to further sublet the Sublet Premises or assign the Sublease and all other requests for Landlord’s consent or approval must be made by Sublandlord on behalf of Subtenant.

11.  Subtenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Cresa with respect to the Sublease, and that it will indemnify, defend with competent counsel approved by Landlord, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Subtenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of the Sublease. In reliance on the foregoing, Landlord shall pay a leasing commission to Cresa on account of this Sublease and the Second Amendment to Master Lease in the aggregate amount of $919,325 pursuant to, in accordance with, and subject to the conditions contained in, a separate written agreement signed by Landlord and Cresa.

12.  Sublandlord and Subtenant understand and acknowledge that Landlord’s consent herein is not a consent to any improvement or alteration work to be performed in the Sublet Premises (including without limitation any improvement work contemplated in the Sublease), that Landlord’s consent for such work must be separately sought, and that any such work shall be subject to all the provisions of the Master Lease with respect thereto.

13.  In the event of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail unaffected by the Sublease; provided, however, that as between Sublandlord and Subtenant only, the provisions of the Sublease shall govern and control.

14.  Any notice or communication that any party hereto may desire or be required to give to any other party under or with respect to this Agreement shall be given prepaid, by hand delivery, Federal Express, or other nationally recognized overnight courier service, addressed to such other party, in the case of Landlord and Sublandlord, at the address set forth in the Master Lease, and in the case of Subtenant, at the Sublet Premises, or in any case at such other address any party may have designated by notice given in accordance with the provisions of this paragraph.

15.  Sublandlord and Subtenant agree, at any time and from time to time, upon not less than fifteen (15) days’ prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that the Sublease is unmodified and in full force and effect (or, if there have been modifications, that the Sublease is in full force and effect as modified and stating the modification), and the dates to which the annual base rental, additional rent and other charges have been paid, and stating whether or not Sublandlord or Subtenant is in default in performance of any covenant, agreement, term, provision or condition contained in the Sublease and, if so, specifying each such default, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and any prospective purchaser or lessee of the Building, or any trustee or beneficiary under any deed of trust affecting the Building. Sublandlord and Subtenant also agree to execute and deliver from time to time such other estoppel certificates as Landlord or any lender may require with respect to the Lease or the Sublease.

16.  In the event of any arbitration or action or proceeding at law or in equity between or among the parties to this Agreement as a consequence of any controversy, claim or dispute relating to this Agreement or the breach thereof, or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such arbitration, action or proceeding shall pay to the prevailing party or parties all costs and expenses, including reasonable attorney’s fees incurred therein by such prevailing party or parties, and if such prevailing party or parties shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and fees shall be included in and as part of such judgment.

17.  Each of Subtenant and Sublandlord agrees, jointly and severally, that it shall indemnify, defend and hold Landlord harmless from and against any and all claims arising out of (a) Subtenant’s use of the Sublet Premises or any part thereof for the conduct of its business, or (b) any activity, work or other thing done, permitted or suffered by Subtenant in or about the Building or the Sublet Premises, or any part thereof, or (c) any breach or default in the performance of any obligation on Subtenant’s part to be performed under the terms of the Sublease or this Agreement, or (d) any act, omission, or negligence of Subtenant or any officer, agent, employee, contractor, servant, invitee or guest of Subtenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) arising in connection with any such claim or claims as described in clauses (a) through (d) above, or any action or proceeding brought thereon. The foregoing indemnification shall not apply to losses or damages to the extent proximately caused by the negligence or willful misconduct of Landlord or any of Landlord’s agents, employees or contractors acting on Landlord’s behalf. If any such action or proceeding be brought against Landlord, the indemnifying party, upon notice from Landlord, shall defend such action or proceeding at the indemnifying party’s sole expense by counsel reasonably satisfactory to Landlord. Subtenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage or loss to property or injury or death to persons (except to the extent any such injury or death to persons is caused by the gross negligence or willful misconduct of Landlord or any of Landlord’s authorized representatives), in, upon or about the Sublet Premises, from any cause, and Subtenant hereby waives all claims in respect thereof against Landlord (except for claims arising from any injury or death to persons to the extent caused by the gross negligence or willful misconduct of Landlord or any of Landlord’s authorized representatives). Landlord and Sublandlord hereby agree that neither the foregoing nor any other provisions of this Agreement shall be interpreted to narrow the scope of any indemnification, defense, or hold harmless obligations of Sublandlord under the Master Lease.

18.  Notwithstanding anything to the contrary in the Master Lease or this Agreement, Landlord hereby agrees that (i) none of the following shall constitute a Transfer of the Sublease or the Master Lease: any change in the controlling ownership interest of the entity that constitutes Subtenant which results from any of the following: (a) the infusion of additional equity capital in Subtenant or an initial public offering of equity securities of Subtenant under the Securities Act of 1933, as amended, which results in Subtenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System (a “National Exchange”); or (b) any transfer or sale of the stock or other ownership interest in Subtenant (1) to the spouse(s) and/or children of a shareholder of Subtenant, (2) to any trust, the beneficiary(ies) of which are family members of a shareholder of Subtenant, (3) by reason of bequest or inheritance, or (4) in connection with the issuance of warrants or stock options to purchase Subtenant’s stock, and the exercise of any purchase rights under any such warrants or stock options; provided, that any such issuance or exercise does not result in a change in the controlling percentage (as defined in the Master Lease) of the stock or other equity interests of Subtenant; and (ii) Subtenant may assign the Sublease or sublet the Sublet Premises, without any “recapture right” by Landlord and without any obligation to pay to Landlord “assignment consideration” or “excess rentals” (as such terms are defined in the Master Lease) to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Subtenant, or (ii) resulting from a merger, non-bankruptcy reorganization or consolidation with Subtenant or acquisition of substantially all of the assets and/or substantially all of the stock of Subtenant (each, a “Permitted Transferee”); provided that (w) any such entity shall assume the obligations and liabilities of Subtenant under the Sublease (or such of such obligations and liabilities as are to be performed by the Subtenant under the terms of the applicable sublease in the event of a sublease), and no such assignment or sublease shall in any manner release Subtenant from its primary liability under the Sublease, (x) any such entity has a net worth at the time of such assignment or sublease that is sufficient to undertake the financial obligations under the Sublease and at least equal to that of Subtenant immediately before the merger, acquisition or other transaction, (y) Subtenant provides Landlord with at least ten (10) days prior written notice of such transaction (or within ten (10) days after such transaction if Subtenant is prevented by law or any bona fide confidentiality agreement from providing prior notice to Landlord) together with such information reasonably required by Landlord that establishes that the underlying transaction complies with the provisions of this sentence and (z) Subtenant is not in monetary or material non-monetary default under the Sublease beyond applicable notice and cure periods at the time of the proposed Transfer.

19.  So long as Gigamon Inc. or a Permitted Transferee is then the Subtenant and occupies not less than seventy-five percent (75%) of the Sublet Premises, Landlord hereby grants Subtenant one (1) option to lease the entirety of the Sublet Premises for a period of five (5) years commencing from the expiration of the initial term of the Master Lease (the “Option Term”), subject to the following conditions:

(a)  The option to lease shall be exercised, if at all, by notice of exercise given to Landlord by Subtenant not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the term of the Master Lease.

(b)  Anything herein to the contrary notwithstanding, if an Event of Default exists under the Sublease or the Master Lease at the time Subtenant exercises the extension option, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in the Master Lease, the right to terminate such option to lease upon notice to Subtenant. The foregoing shall not be deemed to prohibit Subtenant from curing any Event of Default prior to exercising such option.

(c)  In the event the option is exercised in a timely fashion, Tenant shall lease the Sublet Premises from Landlord for the Option Term upon all of the terms and conditions of the Master Lease, but (i) as modified by Section 3 of this Agreement, (ii) deleting Article 15 thereof, and (iii) deleting any obligations of Landlord under the Lease (including the Work Letter) or otherwise to pay any allowances or perform any work other than as required by Paragraph 5.1(b) of the Master Lease (the “Option Term Lease”), provided that the Base Monthly Rent for the Option Term shall be the “Fair Market Rent” for the Sublet Premises, increased as set forth below. For purposes hereof, “Fair Market Rent” shall mean the Base Monthly Rent determined pursuant to the process described below. At the end of the first 12 month period of the Option Term, Base Monthly Rent shall be increased to reflect the change in the Consumer Price Index for the San Francisco Metropolitan Area, All Items (the “CPI”), for the 12-month period ending 11 months after the commencement date of the Option Term, but in no event shall Base Monthly Rent be increased less than 3% per annum compounded annually nor more than 6% per annum compounded annually for such 12 month period. Base Monthly Rent shall be so adjusted at the end of each subsequent 12-month period during the Option Term. No leasing commissions shall be due or payable to any broker retained by Subtenant with regard to such Option Term Lease.

(d)  Subtenant’s Election. Within thirty (30) days after receipt of Subtenant’s notice of exercise, Landlord shall notify Subtenant in writing of Landlord’s estimate of the Base Monthly Rent for the Option Term, based on the provisions of Paragraph (c) above. Within thirty (30) days after receipt of such notice from Landlord, Subtenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the Option Term; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Subtenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the Option Term as calculated by Landlord. If Subtenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Subtenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Subtenant shall pay Base Monthly Rent under the Option Term Lease at the rate due for the last month of the term of the Sublease, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

(e)  Rent Arbitration. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(i)  Subtenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph (d) above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be a real estate broker with at least ten (10) years of experience in the City of Santa Clara market area, or a qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the City of Santa Clara area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Subtenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Subtenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Subtenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Subtenant shall be the arbitrator to determine the issue.

(ii)  In the event that two arbitrators are chosen pursuant to Paragraph (e)(i) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph (e)(i). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Santa Clara, acting in his or her private and not in his or her official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(iii)  Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Subtenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(iv)  In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Subtenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(v)  The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of the Option Term Lease.

20.  Tenant and Subtenant have asked Landlord to specifically acknowledge, and Landlord hereby acknowledges, that (a) Subtenant shall have all of Tenant’s rights under the Master Lease regarding signage and parking which have been granted by Tenant to Subtenant pursuant to the Sublease, and (b) Landlord will not charge any additional amount to Subtenant regarding signage and parking that is not provided for in the Master Lease.

21.  This Agreement shall be construed in accordance with the laws of the State of California and, together with the Sublease and the Master Lease, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

22.  Sublandlord agrees to reimburse to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of the Sublease.

23.  The obligations of the parties to this Agreement shall survive the expiration or termination of the Lease and the Sublease.

24.  This Agreement is hereby incorporated into the Sublease and shall be attached to the Sublease.

25.  The effectiveness of this Agreement and the parties’ obligations hereunder are subject to the receipt by Landlord, no later than ten (10) business days after the date hereof, of the Lender’s Consent. Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Agreement shall, at any party’s option by written notice to the other parties delivered prior to receipt of Lender’s Consent (if received after such 10-business-day period), thereupon be deemed terminated and of no further force or effect, and no party shall have any further rights, obligations, or liabilities hereunder. As used herein, the term “Lender’s Consent” means a written consent to this Agreement in form reasonably satisfactory to the parties, executed by the holder of the promissory note secured by that certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (encumbering the fee interest in the real property of which the Sublet Premises are a part), recorded on April 9, 2008 in the Official Records of Santa Clara, California, at Series No. 19806764, as amended.

[Signatures On Following Page]

In Witness Whereof, the parties hereto have duly executed this Agreement as of the day and year first above written.

LANDLORD:

Santa Clara Office Partners LLC,
a Delaware limited liability company

By:	Menlo Equities III LLC,
a California limited liability company,
its Managing Member

By:	Menlo Equities LLC,
a California limited liability company,
its Managing Member

By:	Diamant Investments LLC,
a Delaware limited liability company,
its Member

By:
Rick Holmstrom, Manager

SUBLANDLORD:

Palo Alto Networks, Inc., a Delaware corporation

By:

Its:
Its: Chief Financial Officer

SUBTENANT:

Gigamon Inc., a Delaware corporation

By:

Its:	President

By:
Its:	Chief Financial Officer

EXHIBIT D

SECOND AMENDMENT TO MASTER LEASE

AMENDMENT NO. 2 TO LEASE

This AMENDMENT NO. 2 TO LEASE (this “Amendment”) is entered into as of June __, 2013, by and between SANTA CLARA OFFICE PARTNERS LLC, a Delaware limited liability company (“Landlord”), on the one hand, and PALO ALTO NETWORKS, INC., a Delaware corporation (“Tenant”), on the other hand, with reference to the following facts:

R E C I T A L S

A.  Landlord and Tenant are parties to that certain Lease dated as of October 20, 2010, as amended by that certain Amendment No. 1 to Lease dated as of March __, 2011 [original undated] and executed by Landlord on April 12, 2011 (collectively, the “Lease”), concerning certain premises located at 3300 Olcott Street in Santa Clara, California.

B.  Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Lease.

C.  Tenant desires to sublease the entirety of the Leased Premises to Gigamon Inc., a Delaware corporation (“Subtenant”), pursuant to a Sublease in the precise form of Exhibit A attached to this Amendment (the “Sublease”).  Pursuant to the Lease, Landlord’s consent is required in order for Tenant and Subtenant to enter into the Sublease.

D.  Landlord is willing to consent to such Sublease, on the terms and conditions set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.  Conditions.  The following conditions must be satisfied or waived in writing by Landlord; if any such condition is neither satisfied nor so waived, then at Landlord’s option in its sole discretion, this Amendment shall be deemed null and void and of no force or effect.  The conditions are:

A.  the full execution and delivery of the Sublease by Tenant and Subtenant, and the delivery to Landlord of one fully-executed original thereof;

B.  the execution and delivery of this Amendment by Landlord and Tenant; and

C.  the satisfaction or written waiver by Landlord of the condition set forth in Section 7 below; and

D.  the full execution and delivery of a Consent to Sublease in the precise form of Exhibit B attached to this Amendment (the “Consent to Sublease”).

2.  Base Monthly Rent.  Upon satisfaction or written waiver by Landlord of the foregoing conditions, Article 1 of the Lease is hereby amended by replacing the definition of “Base Monthly Rent” therein with the following:

Base Monthly Rent:  The term “Base Monthly Rent” shall mean the following:

Period:	Base Monthly Rent:
4/1/11 – 3/31/12	$0
4/1/12 – 3/31/13	$124,000.00
4/1/13 – 9/30/13	$128,000.00
10/1/13 – 6/30/14	$0
7/1/14 – 12/31/14	$235,630.72
1/1/15 – 12/31/15	$243,027.20
1/1/16 – 12/31/16	$250,423.68
1/1/17 – 12/31/17	$257,820.16
1/1/18 – 3/31/18	$265,216.64

3.  No Assignment Consideration or Sublease Profits.  Landlord and Tenant acknowledge and agree that there is no assignment consideration or sublease profits resulting from the Sublease.

4.  Mutual Waiver of Subrogation.  Paragraph 9.3 of the Lease is hereby amended in its entirety to read as follows:

Notwithstanding anything to the contrary in this Lease, Landlord hereby releases Tenant and its respective partners, principals, shareholders, members, shareholders, officers, agents, employees and servants, and Tenant hereby releases Landlord and its respective partners, principals, members, shareholders, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from any risk insured against under any property insurance policy actually carried or required to be carried by any such parties under this Lease.  Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy.

5.  Notices.  Paragraph 13.10 of the Lease is hereby amended in its entirety to read as follows:

Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Santa Clara Office Partners LLC
c/o Menlo Equities LLC
490 California Avenue
4th Floor
Palo Alto, California 94306
Attention: Henry Bullock/Richard Holmstrom
Facsimile: (650) 326-9333

with a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo PC
44 Montgomery Street
36th Floor
San Francisco, California 94104
Paul Churchill
Attention: Paul Churchill
Facsimile: (415) 432-6001

If to Tenant:	Palo Alto Networks, Inc.
3300 Olcott Street
Santa Clara, California 95054
Attention: Michael Lehman
Facsimile: (408) 753-4001

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.  Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

6.  Options to Extend.  Upon satisfaction or written waiver by Landlord of the foregoing conditions, Landlord and Tenant agree that Tenant shall no longer have any options to extend the Term of the Lease and that the Lease is hereby amended by deleting Article 15, effective upon such satisfaction or written waiver by Landlord of the foregoing conditions.

7.  Additional Condition Precedent To Lease Amendment.  The effectiveness of this Amendment and Landlord’s and Tenant’s obligations hereunder are subject to the receipt by Landlord, no later than ten (10) business days after the date hereof, of the Lender’s Consent.  Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at either Landlord’s or Tenant’s option by written notice to the other party delivered prior to receipt of Lender’s Consent (if received after such 10-business-day period), thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder.  As used herein, the term “Lender’s Consent” means a written consent to this Amendment in form reasonably satisfactory to Landlord and Tenant, executed by the holder of the promissory note secured by that certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (encumbering the fee interest in the real property of which the Leased Premises are a part), recorded on April 9, 2008 in the Official Records of Santa Clara, California, at Series No. 19806764, as amended.

8.  Option Term Lease; Restoration of Certain Alterations.

A.  In the Consent to Sublease, Landlord has granted Subtenant the option to lease the Leased Premises directly from Landlord pursuant to the Option Term Lease (as defined in the Consent to Sublease) at the expiration of the Term of the Lease.  In the event that Subtenant exercises such option and becomes a direct tenant of Landlord’s pursuant to the Option Term Lease, or in the event Landlord, in its sole and absolute discretion, agrees to enter into a different form of direct lease with Subtenant for the entirety of the Leased Premises commencing concurrently with the expiration of the Lease (an “Alternative Direct Lease”), Landlord agrees that (i) Tenant shall be excused from the removal and restoration and other surrender obligations set forth in Paragraph 2.6 of the Lease and (ii) such obligations shall be deferred to the expiration or earlier termination of the Option Term Lease or the Alternative Direct Lease, as applicable, in both cases (i) and (ii), if but only to the extent that Subtenant has assumed such obligations in accordance with Section 3 of the Consent to Sublease.  Tenant acknowledges and agrees that Landlord shall have no obligation to enter into the Alternative Direct Lease, and may refuse to do so for any reason or no reason.

B.  Landlord agrees that, notwithstanding Section 8(a) above, Article 6 of the Lease, and the four (4) letters attached to this Amendment as Exhibit C (the “Alteration Approval Letters”), Landlord will not require Tenant or Subtenant to remove the Alterations which were the subject of the Alteration Approval Letters.

9.  Brokers.  Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than Cooper/Brady Partnership dba Cresa (“Cresa”) with respect to the Sublease, and that it will indemnify, defend with competent counsel approved by Landlord, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of the Sublease.  In reliance on the foregoing, Landlord shall pay a leasing commission to Cresa on account of this Lease Amendment and the Sublease in the aggregate amount of $919,325 pursuant to, in accordance with, and subject to the conditions contained in, a separate written agreement signed by Landlord and Cresa.

A.  Successors and Assigns.  This Amendment shall be binding upon any and all of the administrators, executors, successors, trustors, beneficiaries and assigns of each of the parties without regard to the time at which said persons first assumed such status.  Landlord’s interest in this Amendment shall be freely assignable by Landlord in its sole discretion.

B.  Multiple Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall constitute an original.  The parties contemplate that the executed counterparts of this Amendment may be transmitted by facsimile and agree and intend that a signature sent by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

C.  Advice of Counsel.  The parties acknowledge that they have been represented in the negotiations for and in the performance of this Amendment by counsel of their own choice; that they have read this Amendment; that they have had this Amendment fully explained to them by such counsel or have had such opportunity; and that they are fully aware of the contents of this Amendment and of its legal effect.

D.  Attorneys’ Fees.  In the event of any dispute, claim or litigation based upon, arising out of, or relating to, the breach or enforcement of any of the provisions of this Amendment, the prevailing party in such dispute, claim or litigation shall be entitled to recover attorneys’ fees, costs and expenses from the non-prevailing party.

E.  Choice of Law.  This Amendment shall be construed and enforced in accordance with California law.

F.  Construction.  The Amendment shall not be construed as if drafted by only one party, but shall be construed as if drafted by both parties.

G.  Authority.  Each party represents to the other that it has the right to enter into this Amendment, and that it is not violating the terms or conditions of any other agreement to which it is a party or by which it is bound by entering into this Amendment.  It is further represented and agreed that the individuals signing this Amendment on behalf of the respective parties do have actual authority to execute this Amendment and, by doing so, bind the party on whose behalf this Amendment has been signed.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

LANDLORD:

Santa Clara Office Partners LLC,
a Delaware limited liability company

By:	Menlo Equities III LLC,
a California limited liability company,
its Managing Member

	By:	Menlo Equities LLC,
a California limited liability company,
its Managing Member

		By:	Diamant Investments LLC,
a Delaware limited liability company,
its Member

By:
Rick Holmstrom, Manager

TENANT:

Palo Alto Networks, Inc., a
Delaware corporation

By:
Its:	President

By:
Its:	Chief Financial Officer

EXHIBIT E

DESCRIPTION OF SUBLESSOR’S INTENDED IMPROVEMENTS

1.  Design/build new QA Lab(s) and Hardware Lab(s).

a.  Convert, to Gigamon needs, using the existing lab(s) space on the 1st and 2nd floor .

b.  General Requirements

i.  Perform a structural engineering evaluation of the second floor labs

ii.  Apply an equipment layout plan for analysis to the structural engineering floor loan specifications

c.  1st and 2nd floor

i.  Evaluate the existing HVAC capacity, performance

ii.  Add secondary CRAC, Roof or server cabinet HVAC capacity

iii.  Electrical and Data as needed

2.  Possible improvements to IT Server Room

3.  Cubicle / Office / Conference / Executive Briefing Center

a.  Potential for expansion / contraction